Exhibit 10.6l
DICK’S SPORTING GOODS, INC.
Non-Employee Director Compensation Deferral Plan
Form of Deferral Election Form
This Deferral Election Form (this “Election Form”) is subject to the terms of The Dick’s Sporting Goods Non-Employee Director Compensation Deferral Plan (the “Deferral Plan”). I acknowledge that I have received a copy of the Deferral Plan and that my participation is subject to the terms and conditions of the Deferral Plan and this Election Form. I understand that capitalized terms in this Election Form have the meanings assigned to such terms in the Deferral Plan.
If you elect not to defer, sign this Election Form and mark the box below and do not complete the remainder of this Election Form, other than by providing your signature at the end.
    I hereby elect not to defer any RSUs earned after the Deferral Election Date.

Deferral Election Participant Name: ______________________________ Deferral Election Date: ____________________

[YEAR] Election
I hereby elect to defer ___________% of the Shares underlying the RSUs granted to me by the Company in [YEAR] with respect to services to be performed after the Deferral Election Date. (Select from 10% to 100% as a multiple of 10%.)
If you elect to defer, you must complete the remainder of this Election Form or your election will not be accepted, and you will be considered to have not elected to defer.
Distribution. I hereby elect to receive distribution of my Deferral at the following time:
    The following date: ____________________ (such date may not be any earlier than two years from the Deferral Election Date) (the “Election Date”).
    OR
    The final day of my service on the Board.
    OR
    The earlier of the Election Date and the final day of my service on the Board.
    OR
    The later of the Election Date and the final day of my service on the Board.

Single Year or Standing Election. I hereby elect that this Election Form shall be:
    Single Year Election (this Election Form is applicable only with respect to your RSUs granted in [YEAR] with respect to services performed after the Deferral Election Date).
    OR
    Standing Election (this Election Form is applicable to all RSUs granted to you after the Deferral Election Date, subject to Sections 3(a), 3(b) and 3(c) of the Deferral Plan).

Acknowledgments. I understand and acknowledge the following:
•This election may not be revoked after [DATE].
•Notwithstanding the distribution time elected above, upon a Change in Control, my death or permanent and total disability (as defined in Section 22(e)(3) of the Code) all Deferrals under the Deferral Plan will be distributed.
•No fractional Shares will be deferred. If the percentage I elect to defer of my RSUs would result in deferral of a fractional Share, the number of Shares actually deferred will be rounded down to the nearest whole Share and cash shall be distributed in lieu of any fractional Shares.
•To the extent dividends or dividend equivalents are paid on Shares during the deferral period, I will receive an equivalent cash amount at the time the dividends or dividend equivalents are paid on Shares, which amount will be taxable as non-employee compensation income in the year the amounts are paid.
•The Board, in its sole discretion, may amend, suspend or discontinue the Deferral Plan or any ability to make future deferrals at any time.
•This Election Form and the Deferral Plan shall be interpreted in a manner compliant with Section 409A of the Code.
•My elections have significant tax consequences to me and, to the extent I deem necessary, I have received advice from my personal tax advisor before completing this Election Form.
Submission Directions. Sign this Election Form and return this Election Form by [DATE] to Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108, Attn: [HR Contact].
Any submissions made after [DATE] shall be considered void, and you shall not be eligible to defer any RSUs granted in [YEAR].

____________________________________
Participant’s Signature
____________________________________
Date